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                                                                 EXHIBIT 10.12


                         SETTLEMENT OF CLAIMS AGREEMENT


                 This is an Agreement (the "Agreement") made as of March 13, 1998. between ALLTEL Information Services, Inc., an Arkansas corporation, whose address is 4001 Rodney Parham Road, Little Rock, Arkansas 72212 ("ALLTEL"), Eclipsys Corporation, a Delaware corporation, whose address is 777 East Atlantic Avenue, Suite 200, Delray Beach, Florida 33483 ("Eclipsys"), and Eclipsys Solutions Corp. (on its own and on behalf of ALLTEL Healthcare Information Services, Inc.), a Delaware corporation, whose address is 777 East Atlantic Avenue, Suite 200, Delray Beach, Florida ("Eclipsys Solutions").

                 NOW, THEREFORE, the parties agree as follows:

                 1.       Settlement and Release of Claims.

                          (a)     On December 18, 1997 (the "December 18
Letter") Eclipsys notified ALLTEL of certain asserted claims made pursuant to
Section 10.2(i) of the Agreement of Merger dated as of January 24, 1997 (the "Merger Agreement") among ALLTEL, ALLTEL Healthcare Information Services, Inc., Eclipsys Solutions and Eclipsys.

                          (b)     Eclipsys represents and agrees that it has no
other claims to assert against ALLTEL as of the date hereof with respect to the Merger Agreement except as referred to herein.

                          (c)     In order to settle the claims set forth in
the December 18 Letter, and to resolve certain other matters, the parties agree that upon ALLTEL's payment and delivery to Eclipsys of 11,000 shares of Series C 8.5% Cumulative

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Redeemable Preferred Stock of Eclipsys (the "Series C Stock") on or before
March 20, 1998 (the completion of such condition shall be referred to herein as the "Termination Effective Date"), all claims asserted in the December 18 Letter including those referred to in the cover letter thereto shall be extinguished and deemed to be fully satisfied.

                          (d)     Subject to the following proviso, Eclipsys
further covenants that it will assert no additional claims against ALLTEL or its affiliate pursuant to Section 10.2(i) of the Merger Agreement, and hereby releases ALLTEL and its affiliates from any and all such claims, provided, however, that Eclipsys reserves all of its rights under the Merger Agreement (including Section 10.2(i) thereof) with respect only to the following: (i) claims relating to Section 5.1(c) and (x) of the Merger Agreement; (ii) any Tax claims made pursuant to Sections 10.2(ii) and (iii) of the Merger Agreement (provided that indemnification is on a dollar for dollar basis and not subject to a multiple); (iii) [any claims made under Section 10.2(iv) of the Merger Agreement; and (iv)] any liability or obligation of ALLTEL referred to on
Schedule 1(d) attached hereto, and all legal actions referred to on Schedule 1(d) attached hereto.


                          (e)     The parties agree that the aggregate amount
for which ALLTEL is liable for indemnification under Section 10.6 of the Merger Agreement shall hereafter be $7,600,000 and that notwithstanding Section 10.7 of the Merger Agreement, any future indemnification shall be settled in cash if ALLTEL no longer retains Series C Preferred Stock.
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                 2.       Side Letters. The parties agree that (a) the side
letter dated January 24, 1997 between Eclipsys and ALLTEL regarding the St. Vincent, UAMS and Beverly contracts is terminated effective the Termination Effective Date without any further obligation on the part of the parties thereto, and (b) the side letter dated January 24, 1997 requiring Harvey J. Wilson or his affiliate Wilfam, Ltd. (collectively, "Wilson") to purchase 175,302 shares of Series D Preferred Stock from certain partnerships affiliated with General Atlantic Partners, LLC (the "GAP Partnerships") is terminated effective the Termination Effective Date without any obligation on the part of Wilson or the GAP Partnerships.

                 3. Option Agreements. The parties confirm that the agreement of ALLTEL to purchase up to 103,602 shares of Series D Convertible Preferred Stock from Wilson and the GAP Partnerships is being fully satisfied upon the execution and delivery of Option Agreements dated the date hereof between ALLTEL, Wilson, the GAP Partnerships and Eclipsys.

                 4. Eclipsys Obligations. The parties agree that Eclipsys shall have sole responsibility for all of its liabilities incurred since the effective date of the merger referred to in the Merger Agreement (the "Merger Effective Date"), including, without limitation, those liabilities and obligations and legal actions referred to on Schedule 4, except as otherwise provided for herein and subject to Eclipsys's reservation of rights in Section 1(d) hereof.

                 5. Termination Payment Amounts. In consideration of Eclipsys agreeing to the satisfaction and release of the claims set forth in the December 18 Letter and the other provisions hereof, ALLTEL shall pay and deliver to Eclipsys
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11,000 shares of Series C Stock on or before March 20, 1998 and waive (a) all dividends due on such 11,000 shares through the date of delivery and (b) all dividends due on all remaining shares of Series C Stock owned by it until the earlier of July 1, 1998 or the thirtieth day following the closing of the initial public offering of Eclipsys's common stock. Within 10 days after Eclipsys's receipt of ALLTEL's Series C Stock certificate, Eclipsys agrees to issue and deliver to ALLTEL a new Series C Stock certificate for the remaining 4,500 shares. ALLTEL agrees that such remaining 4,500 shares shall bear no interest (and all prior interest thereon shall be deemed fully paid) and that no dividends will be payable thereon until the earlier of July 1, 1998 or the thirtieth day following the closing of the initial public offering of Eclipsys's common stock.

                 6. Confidentiality. Each party agrees to keep the existence of this Agreement, as well as the underlying terms and conditions of this Agreement confidential, except as required by applicable law, regulation or national stock exchange rule.

                 7. Redemption of Series C Stock. On the consummation of Eclipsys's initial public offering and for a period of 30 days thereafter, Eclipsys agrees that upon written request by ALLTEL to Eclipsys, ALLTEL has the right to cause Eclipsys to redeem ALLTEL's 4,500 remaining shares of Series C Stock for an aggregate price of $4,500,000, plus dividends from the earlier of July 1, 1998 or the thirtieth day following the closing of the initial public offering of Eclipsys'S common stock, in accordance with the optional redemption procedures set forth in Eclipsys's Second Amended and Restated Certificate of Incorporation filed as of the date hereof.
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                 8.       Cooperation on Guarantees. Eclipsys agrees that it
will cooperate with ALLTEL, and provide access to ALLTEL's counsel to relevant documents and personnel, at reasonable times and at ALLTEL's expense, in the event ALLTEL becomes involved in a dispute or litigation with third parties under the guarantees referred to in Item 11 on Schedule 1(d).

                 9. Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors or permitted assigns. Neither party may assign or delegate any of its respective rights or duties without the prior written consent of the other party.

                 10. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same Agreement.

                 11. Representations and Warranties of the Parties. As of the date hereof, each party represents and warrants to the other party that this Agreement has been duly executed and delivered by each party, and assuming the due execution and delivery by the other party, constitutes a valid and binding obligation of each party enforceable against each party in accordance with its terms.

                 12.      Governing Law. This Agreement shall be governed by
and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws. Any action, suit or other proceeding initiated by any party hereto against any other party under or in connection with this Agreement shall be brought exclusively in any Federal court in the State of Delaware, as the party bringing such action, suit or
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proceeding shall elect, having jurisdiction over the subject matter thereof. In accordance with Title 6, Section 2708 of the Delaware Code Annotated, the parties hereto hereby submit themselves to the jurisdiction of any such court for the purpose of any such action and agree that service of process on them in any such action, suit or proceeding may be effected by the means of written notice to the address set forth above.
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                 IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized representatives of the parties as of the date and year first above written.


ALLTEL INFORMATION SERVICES, INC.             ECLIPSYS CORPORATION



By:                                           By: /s/ HARVEY J. WILSON
    ---------------------                         ----------------------
    Name:                                         Name: Harvey J. Wilson
    Title:                                        Title: President



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                 IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized representatives of the parties as of the date and year first above written.


ALLTEL INFORMATION SERVICES, INC.             ECLIPSYS CORPORATION


By:  [SIG]                                    By:
     ------------------------                     ----------------------
     Name: (ILLEGIBLE)                            Name: Harvey J. Wilson
     Title: Vice President                        Title: President